SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K

               Current Report Under Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

Date of Report                              September 29, 2005

Commission File No.                               0-8190

                     WILLIAMS INDUSTRIES, INCORPORATED
                     ---------------------------------
             (Exact name of registrant as specified in its charter)

         Virginia                              54-0899518
-----------------------------         -------------------------
(State or other jurisdiction of     (I.R.S. Employer Identification
 incorporation or organization)               Number)

     8624 J.D. Reading Drive                     20109
---------------------------------        ----------------------
(Address of Principal Executive                 (Zip Code)
 Offices)

         P.O. Box 1770                           20108
---------------------------------        ----------------------
(Mailing Address of Principal                   (Zip Code)
 Executive Offices)

                             (703) 335-7800
          ----------------------------------------------------
          (Registrant's telephone Number, including area code)


Item 1.01     Material Agreement

Williams Industries Reports "First Amendment to Forbearance Agreement" with Primary Lender

On September 29, 2005, Williams Industries, Inc. (NASDAQ: WMSI) entered into a First Amendment to Forbearance Agreement with its primary lender, United Bank. The Company reported the original Forbearance Agreement in a Form 8-K for June 30, 2005; this description is qualified in its entirety by the terms of the Forbearance Agreement attached to the prior filing and by the terms of the First Amendment to Forbearance Agreement attached hereto. The terms of the Forbearance Agreement were modified as follows:

(1) The Company paid the sum of $750,000 to United Bank, of which $242,000 was applied to outstanding payments, including principal, interest, fees and costs, and $508,000 was applied to principal. The lender agreed to defer the remainder of the September 30, 2005 principal curtailment until the maturity of the agreement. The $750,000 principal curtailment was personally guaranteed by company founder, largest shareholder and Director Frank E. Williams, Jr., whose guaranty continues to apply to the $242,000 payment deferred by the lender.

(2) The maturity date of the agreement was extended slightly, from February 28, 2006, to March 6, 2006.

The payments to United Bank reduce the amount owed to approximately $4.4 million, of which the Company expects to pay $4.2 million "interest only" through maturity; the balance requires principal payments of approximately $10,000 per month.


Item 9.01  Financial Statements and Exhibits

First Amendment to Forbearance Agreement dated September 29, 2005.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Williams Industries, Incorporated

Date:  October 3, 2005
                                /s/ FRANK E. WILLIAMS, III
                               -------------------------------
                                Frank E. Williams, III, President